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                                                                    EXHIBIT 10.4


                 ADMINISTRATIVE SERVICES AND PREMISES AGREEMENT

           AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC
            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC


         THIS ADMINISTRATIVE SERVICES AND PREMISES AGREEMENT (this "Agreement"), dated as of April 16, 2004, as amended and restated as of June 30, 2004, among American Express Receivables Financing Corporation III LLC, a Delaware limited liability company ("RFC III"), American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company ("RFC IV") (RFC III and RFC IV, together in this Agreement, the "Transferors"), American Express Travel Related Services Company, Inc., a New York corporation ("TRS" or the "Administrator"), American Express Centurion Bank, a Utah-chartered industrial loan corporation ("Centurion"), and American Express Bank, FSB, a federally-chartered savings bank ("FSB") (Centurion and FSB, each in its capacity as a lessor of office space, a "Lessor").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Administrative Services and Premises Agreement, dated as of April 16, 2004 (the "Original Agreement"), each Transferor engaged the Administrator to supervise and manage certain operations of such Transferor and procured a license to use office space leased by TRS, in the case of RFC III, or FSB, in the case of RFC IV, in connection with the business of such Transferor; and

         WHEREAS, the parties to this Agreement desire to amend and restate the terms of the Original Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Transferor, the Administrator, Centurion and FSB hereby agree as follows:

1. DEFINED TERMS.

         As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of the Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Premises" means (i) with respect to RFC III, those certain premises commonly known as 4315 South 2700 West, Room 1300--RFC III, 02-01-04, Salt Lake City, Utah 84184 and (ii) with respect to RFC IV, those certain premises commonly known as 4315 South 2700 West, Room 1100--RFC IV, 02-01-58, Salt Lake City, Utah 84184, or, in each case, such other office space as the relevant Lessor and the relevant Transferor may mutually agree to designate during the term of this Agreement.




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                  "Transaction Documents" means (a) the Receivables Purchase
Agreement, dated as of April 16, 2004 (the "Centurion Receivables Purchase Agreement"), between RFC III and Centurion, (b) the Receivables Purchase Agreement, dated as of April 16, 2004 (the "FSB Receivables Purchase Agreement," and together with the Centurion Receivables Purchase Agreement, the "Receivable Purchase Agreements"), between RFC IV and FSB, (c) the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of April 16, 2004 (as so amended and restated and as further amended and supplemented from time to time, the "Pooling and Servicing Agreement"), among American Express Receivables Financing Corporation II, a Delaware corporation ("RFC II"), RFC III and RFC IV, as transferors, TRS, as servicer, and The Bank of New York, as trustee, (d) the Revolving Credit Agreement, dated as of April 16, 2004, between Centurion and RFC III, (e) the Revolving Credit Agreement, dated as of April 16, 2004, between FSB and RFC IV, (f) the Amendments to Trust Agreements, dated as of April 16, 2004, (g) the Amendments to Transfer and Administration Agreements, dated as of April 16, 2004, (h) the Amendment to the Series Supplements, dated as of April 16, 2004 and (i) any agreement or document contemplated by the foregoing or executed in connection with the foregoing.

                  All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreements, or if not defined therein, in the Pooling and Servicing Agreement.


2. ENGAGEMENT OF THE ADMINISTRATOR.

   2.1 Engagement.

                  On the terms and subject to the conditions set forth herein, each Transferor hereby engages the Administrator, and the Administrator hereby accepts such engagement, to supervise and manage certain operations of such Transferor, all as hereinafter set forth.

   2.2 Reimbursement and Fees.

       (a) Each Transferor shall reimburse the Administrator, within thirty (30) days after receipt of invoices to be submitted to such Transferor by the Administrator on a regular basis, for all reasonable expenses and taxes paid or incurred by the Administrator and its employees and agents in performance of the obligations of the Administrator hereunder, including appropriate allocations of: (i) salaries and benefits of the Administrator's employees and agents who perform services for such Transferor and (ii) overhead, computing and other expenses attributable to services performed by the Administrator on behalf of such Transferor hereunder.

       (b) Amounts payable by a Transferor to the Administrator pursuant to this Agreement shall not be subject to deduction or set-off of any kind for any reason without the prior written consent of the Administrator. Upon request, the Administrator agrees to submit to each Transferor reports that detail the manner in which invoices are prepared by the Administrator or that support, in reasonable detail, any invoice relating to such Transferor.

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   2.3 Relationship.

       (a) Nothing set forth herein shall constitute, or be construed as creating, an employment relationship, a partnership, a joint venture or any other kind of relationship or association between any of the parties. Except as expressly provided herein or in any other written agreement between any of the parties, no party hereto has any authority, expressed or implied, to bind, or to incur liabilities on behalf or in the name of, any other party.

       (b) All services to be furnished by the Administrator under this Agreement may be furnished by any officer or employee of the Administrator or any other person designated by the Administrator. No director, officer or employee of the Administrator shall receive a salary or other compensation from a Transferor. The Administrator shall devote such time in providing its services hereunder as is reasonably necessary to fully perform such services.

3. POWERS AND DUTIES OF THE ADMINISTRATOR.

   3.1 Powers.

       The Administrator shall, in accordance with the standards set forth in
Section 4 hereof, provide the following services on behalf of each Transferor:

       (a) provide clerical, bookkeeping, office and contract administration, legal and accounting services necessary or appropriate for each Transferor, including maintenance of general and accounting records of each Transferor; prepare for audit, and cause to be issued, such periodic financial statements as may be necessary or appropriate; maintain the accounts of each Transferor; and file, or cause to be filed, necessary or appropriate filings with federal, state, and local authorities under applicable statutes; provided, however, that the records and accounts of each Transferor shall be maintained separately from those of the Administrator, any other Transferor or any other person or entity;

       (b) prepare, or cause to be prepared, for execution by the appropriate representatives of each Transferor, and file, such franchise, withholding, income, or other tax returns of each Transferor as shall be required under applicable law;

       (c) make all filings as may be necessary or appropriate under applicable law or the Transaction Documents in connection with the operations or business of each Transferor;

       (d) provide equipment and services relating to, and access to, computer and telecommunications systems and networks - including, without limitation, local and long distance telephone networks, data communication lines, and computer hardware and software - and coordinate vendor invoicing, repairs, and maintenance;

       (e) procure, on behalf of and in the name of each Transferor, standard loss insurance protection;



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       (f) manage each Transferor's funds, including without limitation providing the following services:

              (i) bank account management;

              (ii) cash forecasting; and

              (iii) short-term cash investment;

       (g) perform such other acts which are necessary or appropriate to carry out its obligations hereunder; and

       (h) perform such other services related to the operation of each Transferor as requested by such Transferor;

provided, however, the Administrator shall not:

              (x) execute or deliver any document, agreement, or instrument in the name of a Transferor;

              (y) initiate or compromise any claim or lawsuit in the name of a Transferor; or

              (z) dispose of any assets of a Transferor, whether by sale, pledge or otherwise.

   3.2 Restrictions.

       (a) Notwithstanding the foregoing, the Administrator shall not take any action on behalf of any Transferor that such Transferor is prohibited from taking under the Transaction Documents.

       (b) Notwithstanding the foregoing, the Administrator shall not be obligated or required by any Transferor to commence, join any other person in commencing, or authorize a trustee or other person acting on its behalf or on behalf of others to commence, any bankruptcy, reorganization, arrangement, insolvency, conservatorship, receivership or similar proceedings under the laws of the United States of America or any state thereof.

       (c) The Administrator hereby covenants and agrees that it will not at any time institute against any Transferor, or join in instituting against any Transferor, any bankruptcy, reorganization, arrangement, insolvency, liquidation, or similar proceeding under any United States federal or state bankruptcy or similar law.

4. LIABILITY.

         With respect to each Transferor, the Administrator shall render the services called for hereunder in good faith, taking into consideration the best interests of such Transferor. In no event shall the Administrator ever be liable to any Transferor under this Agreement or in connection with services provided hereunder for any punitive, incidental, consequential or indirect damages in tort, contract or otherwise.



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5. INFORMATION.

       (a) Each Transferor shall take such actions as are reasonably necessary to assist the Administrator to cause the other parties to the Transaction Documents to prepare and supply to the Administrator such information regarding the performance of such agreements and documents as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder.

       (b) Each Transferor recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator hereunder is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Transaction Documents and from other sources, and the Administrator shall not be responsible for any inaccuracy in the information as obtained or for any inaccuracy in the records maintained by the Administrator hereunder that may result from such inaccuracy unless and to the extent the Administrator knows of such inaccuracy.

       (c) Each Transferor shall have reasonable access during usual business hours to the books and records of the Administrator relating to the services provided by the Administrator hereunder relating to such Transferor.

6. LICENSE TO USE PREMISES.

       (a) Centurion hereby grants to RFC III, and FSB hereby grants to RFC IV, a license to use the applicable Premises as office space for the transaction of such Transferor's business, and such Transferor hereby accepts such license, for the term described in clause (b) below, at the license fee described in clause
(c) below and upon all of the conditions set forth in this Section 6. In addition, each Transferor, its directors, officers, employees, invitees, agents and guests are hereby granted the non-exclusive use of the common areas of the building in which the applicable Premises are situated.

       (b) The term of the license to use the applicable Premises shall commence as of the date of this Agreement and shall terminate concurrently with the termination of this Agreement in accordance with the provisions of Section 7 below.

       (c) For each calendar month, each Transferor shall pay to the applicable Lessor a license fee for the use of the applicable Premises equal to the portion of the rent and any additional amounts for taxes, common area charges or comparable expenses payable for such period by Centurion or FSB, as the case may be, for all space leased in the building in which such Premises are situated that the number of square feet of such Premises bears to the total number of square feet leased by Centurion or FSB, as the case may be, in such building. The license fee includes compensation to the applicable Lessor for office space in such Premises, utilities (other than telephone) and access to other portions of the building in which such Premises are situated which are occupied by Centurion or FSB, as the case may be, as may be required for the needs of such Transferor under this Agreement.

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7. TERM.

         Any party to this Agreement may terminate this Agreement upon thirty
(30) days written notice to the other parties.

8. NOTICES.

         All notices, requests and other communications permitted or required hereunder shall be in writing and shall be delivered personally or mailed by certified mail, postage prepaid and return receipt requested, or by telex or facsimile as follows:

                  If to the Administrator, addressed to:

                  American Express Travel Related Services Company, Inc. American Express Tower
                  World Financial Center
                  200 Vesey Street
                  New York, New York 10285
                  Attn:  Treasurer (facsimile no. (212) 619-7099)

                  If to Centurion, addressed to

                  American Express Centurion Bank
                  4315 South 2700 West
                  Salt Lake City, Utah 84184
                  Attn:  President (facsimile no. (801) 945-4075)

                  If to FSB, addressed to

                  American Express Bank, FSB
                  4315 South 2700 West, 02-01-58
                  Salt Lake City, Utah 84184
                  Attn:  President (facsimile no. (801) 945-4050)

                  If to RFC III, addressed to:

                  American Express Receivables Financing Corporation III LLC 4315 South 2700 West
                  Room 1300, 02-01-04
                  Salt Lake City, Utah 84184
                  Attn:  President (facsimile no. (801) 945-2550),



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                  with a copy to American Express Travel Related Services
                  Company, Inc., as administrator, American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285,
                  Attention: General Counsel (facsimile no. 212-619-7099)

                  If to RFC IV, addressed to:

                  American Express Receivables Financing Corporation IV LLC 4315 South 2700 West
                  Room 1100, 02-01-58
                  Salt Lake City, Utah 84184
                  Attn:  President (facsimile no. (801) 945-2068),

                  with a copy to American Express Travel Related Services Company, Inc., as administrator, American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285,
                  Attention: General Counsel (facsimile no. 212-619-7099),

or to such other place within the United States of America as any party may designate as to itself by written notice to the other parties. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address. Notice given by telex or facsimile shall be effective upon actual receipt if received during the recipient's normal business hours or the beginning of the next business day after receipt if received after the recipient's normal business hours.

9. NON-EXCLUSIVE SERVICES.

       The Administrator may engage in other activities, including, without limitation, the purchase and sale of credit card receivables, even though such activities may compete with the business or activities of a Transferor. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator or any of its affiliates to engage in any other business or activity or to devote his or her time and attention in part to the management or other aspects of any other business or activity, whether of a similar or dissimilar nature to the business or activities of a Transferor.

10. ENTIRE AGREEMENT; AMENDMENTS; WAIVER.

       This Agreement constitutes the entire agreement among the parties hereto. This Agreement may not be amended, and no rights hereunder may be waived, except by a written document signed by the duly authorized representatives of the parties. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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11. ASSIGNMENT.

       This Agreement may not be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any party's transfer or assignment in violation of this Section 11 shall be void.

12. COUNTERPARTS.

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

13. GOVERNING LAW.

       THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

14. CAPTIONS.

       The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.



                           [Signature Page to Follow]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    AMERICAN EXPRESS TRAVEL RELATED
                                    SERVICES COMPANY, INC.


                                    By: /s/ David L. Yowan
                                       ---------------------------------
                                       Name: David L. Yowan
                                       Title: Senior Vice President and
                                               Treasurer


                                    AMERICAN EXPRESS CENTURION BANK


                                    By: /s/ L. Craig Downs
                                       ---------------------------------
                                       Name: L. Craig Downs
                                       Title: President and Chief Operating
                                               Officer


                                    AMERICAN EXPRESS BANK, FSB


                                    By: /s/ Julie M. Lindquist
                                       ---------------------------------
                                       Name: Julie M. Lindquist
                                       Title: President and Chief Operating
                                               Officer


                                    AMERICAN EXPRESS RECEIVABLES
                                    FINANCING CORPORATION III LLC


                                    By: /s/ L. Craig Downs
                                       ---------------------------------
                                       Name: L. Craig Downs
                                       Title: President


                                    AMERICAN EXPRESS RECEIVABLES
                                    FINANCING CORPORATION IV LLC


                                    By: /s/ Robert C. Radle
                                       ---------------------------------
                                       Name: Robert C. Radle
                                       Title: President



       [Signature Page to Administrative Services and Premises Agreement]



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